EIGHTEENTH AMENDMENT

TO

GENERAL AGENT SALES AGREEMENT

This EIGHTEENTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT, dated as of March 1 2017, is by and between AXA EQUITABLE LIFE INSURANCE COMPANY, a New York life insurance company, formerly known as The Equitable Life Assurance Society of the United States, a New York stock life insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104 (“AXA Equitable”), and AXA NETWORK, LLC, a Delaware limited liability company having offices at 1290 Avenue of the Americas, New York, New York 10104 (“General Agent”).

AXA Equitable and the General Agent hereby modify and amend the General Agent Sales Agreement, dated as of January 1, 2000, between AXA Equitable and General Agent (as previously amended, the “Sales Agreement”) to establish the compensation rates payable by AXA Equitable to the General Agent on sales of: (a) BrightLife® Term Series 157 products and (b) various qualified periodic annuities, including but not limited to all variable annuity products for the AXA Retirement 360SM program, effective from and after the date hereof, as more particularly set forth on the amended and restated Schedules 1 and 2, respectively, of Exhibit A attached hereto and made a part hereof.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

AXA EQUITABLE LIFE INSURANCE COMPANY		AXA NETWORK, LLC

By:		By:
Name:	Anders Malmstrom	Name:	Frank Massa
Title:	Senior Executive Director and Chief Financial Officer	Title:	President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1

EFFECTIVE AS OF DECEMBER    , 2016

General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of December    , 2016 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between AXA Equitable Life Insurance Company and AXA Network, LLC.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by AXA Equitable and, where applicable, fund-based basis points, in respect of such policy as more particularly set forth in the following tables:

Compensation on Variable Life Insurance Products other than COLI 04, VUL (PHI Code: 6550), Incentive Life Legacy® II and III, Optimizer® II and III, Survivorship Incentive Life Legacy SM, and Corporate Owned Incentive Life®

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals	11.0%

Compensation on COLI ‘04

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	50.0%
Excess Premiums	8.5%

Renewals	11.0%

Exhibit A

Amended and Restated Schedule 1

Effective as of March 1, 2017

Compensation on VUL (PHI Code: 6550)

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	40.0%
Excess Premiums	0.0%

Renewals	11.0%

Compensation on renewals and 2014 and later sales of Incentive Life Legacy® II and III, Optimizer® II, Survivorship Incentive Life LegacySM, and Corporate Owned Incentive Life®

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals for Incentive Life Legacy® II and III and Optimizer® II
Policy Years 2-5	5.8%
Policy Years 6-10	3.8%
Policy Years 11 et seq.	2.5%

Renewals for Survivorship Incentive Life LegacySM
Policy Years 2-5	7.0%
Policy Years 6-10	5.0%
Policy Years 11 et seq.	3.3%

Renewals for Corporate Owned Incentive Life®
Policy Years 2-4	10.0%
Policy Years 5-7	7.5%
Policy Years 8-10	3.5%
Policy Years 11-15	3.0%
Policy Years 16 et seq.	2.0%

Exhibit A

Amended and Restated Schedule 1

Effective as of March 1, 2017

Compensation on Non-Variable Life Insurance Products other than Simplified Issue Term, Term Series SM, 151X and 156, BrightLife® Term Series 157, and BrightLife® IUL and SIUL Series

Type of Premium	Percentage
First Policy Year

Scheduled Premiums
One Year Term Life (#148-51)	10% (5% for issue ages 80 and above)
Other non-variable life insurance products	99.0%

Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals – Policy Years 2-5	8.0%

Renewals – Policy Years 6 et seq.
All Athena UL and Indexed UL Series	3.0%
AXA Equitable Universal Life products	3.0%
AXA Equitable Interest Sensitive Whole Life	3.0%
Other non-variable life insurance products	8.0%

Compensation on renewals and 2014 and later sales of Term Series 151X and 156

Type of Premium	Percentage
First Policy Year	99.0%

Renewals – Policy Years 2-5
Term 10 SM	7.0%
Term 15 SM	10.5%
Term 20 SM	14.25%
ART SM	7.65%

Renewals – Policy Years 6-10
Term 10 SM	0.0%
Term 15 SM	1.0%
Term 20 SM	1.0%
ART SM	3.15%

Exhibit A

Amended and Restated Schedule 1

Effective as of March 1, 2017

Compensation on renewals and 2014 and later sales of Simplified Issue Term

Type of Premium	Percentage
First Policy Year	99.0%

Renewals – Policy Years 2-5
Term l0 SM	0.25%
Term 15 SM	0.25%
Term 20 SM	0.25%

Compensation on BrightLife® IUL and SIUL Series

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals
Policy Years 2-5	5.0%
Policy Years 6-10	3.0%
Policy Years 11 et seq.
BrightLife® Protect	1.0%
BrightLife® Grow	2.0%

Compensation on Incentive Life Optimizer® III

Type of Premium	Percentage
Heaped Compensation
First Policy Year
Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals
Policy Years 2-5	5.8%
Policy Years 6-10	3.8%
Policy Years 11 et seq.	2.5%

Asset Based Commissions on Unloaned Account Value	10 bps
Policy Years 11 et seq.

Exhibit A

Amended and Restated Schedule 1

Effective as of March 1, 2017

Semi-Heaped Compensation
First Policy Year
Qualifying First Year Premiums up to Target	58.7%
Excess Premiums	8.5%

Renewals
Policy Years 2-5, up to Target	15.0%
Policy Years 2-5, Excess Premiums	7.0%
Policy Years 6-7, up to Target	13.0%
Policy Years 6-7, Excess Premiums	5.0%
Policy Years 8-10	2.0%
Policy Years 11 et seq.	1.5%

Asset Based Commissions on Unloaned Account Value	30 bps
Policy Years 8 et seq.

Liquidity Rider
First Policy Year
Qualifying First Year Premiums up to Target	36.7%
Excess Premiums	8.5%

Renewals
Policy Years 2-5, up to Target	8.0%
Policy Years 2-5, Excess Premiums	7.0%
Policy Years 6-7, up to Target	6.0%
Policy Years 6-7, Excess Premiums	5.0%
Policy Years 8-10	2.0%
Policy Years 11 et seq.	1.5%

Asset Based Commissions on Unloaned Account Value	30 bps
Policy Years 8 et seq.

Exhibit A

Amended and Restated Schedule 1

Effective as of March 1, 2017

Compensation on BrightLife® Term Series 157

Type of Premium	Percentage
First Policy Year	99.0%

Renewals – Policy Years 2-5
Term 10	6.5%
Term 15	9.0%
Term 20	11.75%
ART	5.15%

Renewals – Policy Years 6-10
ART	3.15%

EXHIBIT A

Amended and Restated Schedule 2

EFFECTIVE AS OF MARCH 1, 2017

General Agent Compensation

For

Qualified Periodic Annuity Sales and Servicing

This Amended and Restated Schedule 2 of Exhibit A is effective as of March 1, 2017 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between AXA Equitable Life Insurance Company and AXA Network, LLC.

Compensation to the General Agent in connection with the sale and servicing of periodic premium annuity contracts qualified under Sections 401, 403 or 457 of the Internal Revenue Code, as amended, will be calculated on a contract by contract and certificate by certificate basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with provisions of Section 4228 of the New York State Insurance Law. Total compensation to the General Agent in respect of the sale and servicing of each qualified periodic premium annuity contract or certificate will be a percentage of the consideration received by AXA Equitable in respect of such contract or certificate as more particularly set forth in the following table:

1.	Equi-Vest® Series Qualified Annuity Products

Type of Contributions	Percentage
First Policy Year:	16.0%
Renewal Years:
Period Contributions	6.0%
Lump Sum Contributions	8.5%

2.	Momentum Solutions, Momentum Strategy, Momentum Select, Retirement Strategies®, Retirement Gateway®, and Unallocated Group Fixed Annuity and all Variable Annuity Products for AXA Retirement 360 SM Program:

Type of Contributions	Percentage
First Policy Year:	5.0%
Renewal Years:	4.0%

3.	Momentum, Momentum Plus, Association and Retirement Income Annuity

Type of Contributions	Percentage
First Policy Year:	6.0%
Renewal Years:	6.0%

4.	All Other Qualified Periodic Annuity Products

Type of Contributions	Percentage
First Policy Year:	16.0%
Renewal Years:	6.0%